UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: January 19, 2011

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

           (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

AMR Corporation (the Company) is furnishing herewith a press release issued on January 19, 2011 by the Company as Exhibit 99.1, which is included herein.  This press release was issued to report the Company’s fourth quarter 2010 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

	Exhibit 99.1	Press Release of the Company dated January 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  January 19, 2011

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

         CONTACT:                                                          Sean Collins
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, Jan. 19, 2011

Editor's Note: A live Webcast reporting fourth quarter results will be broadcast on the Internet on Jan. 19 at 2 p.m. EST (Windows Media Player required for viewing)

AMR CORPORATION REPORTS Q4 2010 NET LOSS OF $97 MILLION, COMPARED TO A LOSS OF $344 MILLION IN Q4 2009

AMR POSTS Q4 OPERATING EARNINGS OF $68 MILLION

AMR Reports Full-Year 2010 Net Loss of $471 Million,
Compared to Loss of $1.5 Billion for 2009

Full-Year 2010 Revenue Over $22 Billion, Up 11 Percent Versus 2009

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today reported a net loss of $97 million, or $0.29 per share, for the fourth quarter of 2010. The fourth quarter 2010 results include the impact of approximately $28 million in a non-cash impairment charge to write down certain route authorities in Colombia as a result of a recent open skies agreement. Excluding this special item, the Company lost $69 million, or $0.21 per share. Results include a $35 million tax benefit primarily related to The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 passed in late December.
The results for the fourth quarter of 2010 compare to a loss of $344 million, or $1.03 per share, for the fourth quarter of 2009. The fourth quarter 2009 results include the positive net impact of $71 million in non-cash special items and a non-cash tax item.  Excluding these special items and the non-cash tax item, the Company lost $415 million, or $1.25 per share, in the fourth quarter of 2009.
For all of 2010, AMR recorded a net loss of $471 million, or $1.41 per share, compared to a loss of $1.5 billion, or $4.99 per share, for 2009. Excluding special items and non-cash tax items, the Company lost $389 million, or $1.17 per share, in 2010, compared to a loss of $1.4 billion, or $4.63 per share, in 2009.
“2010 has been a year of significant improvement for American Airlines, and I want to thank all of our people for their hard work and dedication,” said Gerard Arpey, AMR’s Chief Executive Officer. “It was a year of major progress, as we have implemented both our domestic cornerstone strategy and our joint trans-Atlantic business with British Airways and Iberia – and we look forward to launching a similar joint business with Japan Airlines across the Pacific in April of this year.”
Arpey added, “We have set the stage for success – and our efforts are starting to produce meaningful results. In 2011, American will continue to enhance its own network and expand its relationship with quality carriers in the markets that are important to our customers. American is well positioned to capitalize on the opportunities unfolding in the marketplace. While the road forward is not without challenges, as we begin 2011, we are enthusiastic about the possibilities we see ahead.”
Arpey noted several recent examples of success and progress, including:

Launched Joint Business and Expanded Codeshare Cooperation with British Airways and Iberia

With the launch of the new joint business between American Airlines, British Airways and Iberia in October, trans-Atlantic flyers now have more access to great fares, additional choices of flight times and easier connections. In December, the carriers implemented a second stage of expanded codesharing, whereby the American Airlines code is being displayed on over 800 British Airways and Iberia flights to 174 destinations, while the British Airways code is published on over 2,800 American and Iberia flights serving more than 336 destinations, and Iberia publishes its code on more than 350 British Airways and American Airlines flights to 80 destinations. The trans-Atlantic joint business, initially representing approximately $7 billion in combined revenue between the carriers, will serve more than 400 destinations in over 100 countries with approximately 5,200 daily departures. As this new relationship matures, it will enable oneworld® to compete far more effectively with other global alliances on routes between Europe and North America.

Joint Business with Japan Airlines

The U.S. Department of Transportation (DOT) granted final approval to an American Airlines and Japan Airlines joint request for antitrust immunity and plans for a joint business between North America and Asia. As announced earlier this month, American and Japan Airlines plan to initiate their joint business effective April 1, based on the expected start of revenue-sharing on applicable trans-Pacific flights. The carriers will codeshare on a total of 123 routes and will continue to expand their codeshare routes whenever feasible. In addition, American plans to begin flying to Tokyo Haneda nonstop from New York's JFK in February 2011 and add service between Los Angeles and Shanghai in April, both of which are expected to be included in the joint business. Routes within the joint business, not including new flying that has been announced, generated more than $1.5 billion in revenue for the year ended September 2010.

American Orders Two New Boeing 777-300ER Wide-Body Jets

In support of American’s global network strategy and to capitalize on international opportunities, the Company announced today it has entered into an agreement with Boeing to acquire two Boeing 777-300ERs. The two aircraft are expected to be delivered in late 2012.

Update on Distribution

American is currently in business discussions with Expedia and Orbitz, two online travel agencies, and in litigation with Travelport and Sabre, Global Distribution Systems (GDS) that provide American’s and other airlines’ fare and schedule information to its travel agency subscribers. The Company’s goal is to have broad cost-efficient distribution channels, offer good fares to customers, and provide extensive choices of products and services. While American continues to take steps to resolve these matters, American Airlines fares and schedules – including all international and domestic classes of service – continue to be widely available through a number of outlets, including American’s own website, AA.com, American’s reservations agents, thousands of travel agencies in locations worldwide, online travel agencies such as Priceline.com, and search engines such as Kayak.com.

Financial and Operational Performance (Excluding Impact of Special Items and Non-Cash Tax Item)

AMR reported fourth quarter consolidated revenues of approximately $5.6 billion, an increase of 10.3 percent year-over-year.  American and its regional affiliates experienced double-digit, year-over-year increases, as total operating revenue was approximately $523 million better in the fourth quarter 2010 compared to the fourth quarter 2009.
Other revenues, from sources such as Your ChoiceSM products and services, the sale of AAdvantage® program miles, buy-on-board food services, and baggage service charges, grew 2.9 percent to $599 million in the fourth quarter, compared to the fourth quarter of 2009. For all of 2010, other revenue increased 5.3 percent to $2.4 billion compared to 2009.
The Company’s cargo revenue increased by 10.6 percent to $181 million in the fourth quarter compared to the same period in 2009.
American’s mainline passenger revenue per available seat mile (unit revenue) increased by 7.1 percent in the fourth quarter compared to the fourth quarter of 2009. The Company’s fourth quarter unit revenue performance reflects a recovering economy and a significantly improved fare environment, as well as a business travel market that has regained strength.
Mainline capacity, or total available seat miles, in the fourth quarter increased by 3.1 percent compared to the same period in 2009, as the Company selectively allocated capacity for growth markets, such as Asia.
American’s mainline load factor – or the percentage of total seats filled – was a record 81.6 percent during the fourth quarter, compared to 81.1 percent in the fourth quarter of 2009. American’s fourth quarter passenger yield, which represents average fares paid, increased by 6.5 percent compared to the fourth quarter of 2009. The increase in yield was largely due to a stronger fare environment and increased premium demand.
American’s mainline cost per available seat mile (unit cost) in the fourth quarter was consistent with the same period last year, excluding special items in both periods. Taking into account the impact of fuel hedging, AMR paid $2.42 per gallon for jet fuel in the fourth quarter versus $2.17 a gallon in the fourth quarter of 2009, an 11.5 percent increase. As a result, the Company paid $171 million more for fuel in the fourth quarter of 2010 than it would have paid at prevailing prices from the prior-year period.
Excluding fuel, mainline unit costs in the fourth quarter of 2010 decreased by 3.0 percent year-over-year, driven by American’s cost control efforts and a modest increase in capacity.
An unaudited summary of full-year 2010 results is available in the tables at the back of this press release.

Balance Sheet Update

AMR ended the fourth quarter with approximately $4.9 billion in cash and short-term investments, including a restricted balance of $450 million, compared to a balance of $4.9 billion in cash and short-term investments, including a restricted balance of $460 million, at the end of the fourth quarter of 2009.
AMR’s Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, was $16.6 billion at the end of the fourth quarter of 2010, compared to $16.1 billion a year earlier.
AMR’s Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, was $12.1 billion at the end of the fourth quarter, compared to $11.7 billion at the end of the fourth quarter of 2009.

Other Fourth Quarter and Recent Highlights:

•
American announced a significant step in its cornerstone strategy, enhancing service in Los Angeles with a 28 percent increase in daily departures. AMR plans to launch new service from Los Angeles to Shanghai, China, as well as nine new domestic markets in spring 2011. New flights between Los Angeles and Shanghai are scheduled to begin on April 5, 2011.

•	American launched its codeshare relationship with airberlin, the fifth largest airline in Europe, and a oneworld member-elect.

•
S7 Airlines became part of oneworld, adding Russia's leading domestic carrier to the world's premier global airline alliance. Its subsidiary, Globus, joined at the same time, as an affiliate member of oneworld.

•
American and Kingfisher Airlines, India's only 5-star airline (as rated by Skytrax) announced they will enter into a comprehensive codeshare and frequent flyer relationship starting in 2011, subject to regulatory approvals. Kingfisher Airlines is a member-elect of oneworld.

•	oneworld was awarded three of the four top "best airline alliance" awards presented in 2010:

o	World’s Travel Award: The World's Leading Airline Alliance

o	Skytrax 2010 World Airline Awards: The World's Best Airline Alliance

o	Global Traveler's Wines and Business Traveler's Cellars in the Sky: Best alliance for wines awards

•
Business Traveler magazine once again chose American Airlines as the preferred airline for First Class travel. In addition, the World’s Travel Awards named American Airlines as North America’s Leading Airline.

Guidance

Mainline and Consolidated Capacity

AMR expects its full-year mainline capacity to increase by 3.6 percent in 2011 compared to 2010, with domestic capacity up 1.0 percent and an increase of international capacity of 7.7 percent compared to 2010 levels. On a consolidated basis, AMR expects full-year capacity to increase by 4.3 percent in 2011 compared to 2010.
The Company’s 2011 capacity levels include new service from Los Angeles to Shanghai and New York (JFK) to Tokyo-Haneda, Chicago to Helsinki, New York (JFK) to Budapest, Dallas/Fort Worth to Rio de Janeiro (launched Dec. 16, 2010), as well as additional flights from JFK to Barcelona and Miami to Madrid.
AMR expects mainline capacity in the first quarter of 2011 to increase by 3.8 percent compared to the first quarter of 2010, with domestic capacity expected to be up 0.5 percent and international capacity expected to be up 9.2 percent compared to first quarter 2010 levels. AMR expects consolidated capacity in the first quarter of 2011 to increase by 4.7 percent compared to the first quarter of 2010.

Fuel Expense and Hedging

While the cost of jet fuel has been increasing and remains volatile, based on a December average fuel curve, AMR is planning for an average system price of $2.62 per gallon in the first quarter of 2011 and $2.67 per gallon for full-year 2011. This compares to an average system price of $2.32 per gallon in 2010.
As of Jan. 7, 2011, AMR has 50 percent of its anticipated first quarter 2011 fuel consumption hedged at an average cap of $2.44 per gallon of jet fuel equivalent ($87 per barrel crude equivalent), with 37 percent subject to an average floor of $1.82 per gallon of jet fuel equivalent ($61 per barrel crude equivalent). AMR has 36 percent of its anticipated full-year consumption hedged at an average cap of $2.52 per gallon of jet fuel equivalent ($90 per barrel crude equivalent), with 31 percent subject to an average floor of $1.92 per gallon of jet fuel equivalent ($65 per barrel crude equivalent).
Consolidated consumption for the first quarter of 2011 is expected to be 680 million gallons of jet fuel.

Mainline and Consolidated Cost per Available Seat Mile (CASM) – Excluding Impact of Special Items

Fuel prices are expected to be a significant cost headwind in 2011. The airline remains fully focused on containing costs, despite significant headwinds in a number of areas, including aircraft rent and facilities.  As a result, cost per available seat mile for 2011, excluding fuel and the potential impact of any new labor agreements, is expected to be flat to 2010.
	1Q2011 (est.) vs. 1Q2010 H/(L)	Full year 2011 (est.) vs. 2010 H/(L)
Mainline	2.8%	3.8%
Excluding Fuel	(1.6)	0.0
Consolidated	3.0	4.1
Excluding Fuel	(1.8)	0.0

Editor’s Note: AMR’s Chairman and Chief Executive Officer, Gerard Arpey, its President, Tom Horton, and its Chief Financial Officer, Bella Goren, will make a presentation to analysts during a teleconference on Wednesday, Jan. 19, at 2 p.m. EST. Following the analyst call, they will hold a question-and-answer conference call for media. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including the Company’s application for antitrust immunity with other oneworld alliance members; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This release includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, statements regarding the Company’s liquidity, and statements regarding expectations of regulatory approval of our application for antitrust immunity with other oneworld members, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; weak demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy certain covenants and conditions in certain of its financing and other agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; extensive government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; interruptions or disruptions in service at one or more of the Company’s primary market airports; the heavy taxation of the airline industry; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and Sept. 30, 2010.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent Change
	2010	2009
Revenues
Passenger - American Airlines	$ 4,195	$ 3,798	10.5
- Regional Affiliates	611	519	17.9
Cargo	181	164	10.6
Other revenues	599	582	2.9
Total operating revenues	5,586	5,063	10.3

Expenses
Wages, salaries and benefits	1,698	1,719	(1.2)
Aircraft fuel	1,656	1,468	12.9
Other rentals and landing fees	359	347	3.5
Depreciation and amortization	285	278	2.6
Maintenance, materials and repairs	304	332	(8.4)
Commissions, booking fees and credit card expense	238	208	14.4
Aircraft rentals	158	129	22.8
Food service	125	122	2.8
Special charges	-	71	(100.0)
Other operating expenses	695	779	(10.8)
Total operating expenses	5,518	5,453	1.2

Operating Income/(Loss)	68	(390)	*

Other Income (Expense)
Interest income	7	7	(9.7)
Interest expense	(201)	(209)	(3.7)
Interest capitalized	6	11	(42.1)
Miscellaneous – net	(12)	(17)	(29.4)
	(200)	(208)	(3.8)

Income/(Loss) Before Income Taxes	(132)	(598)	(77.9)
Income tax (benefit)	(35)	(254)	*
Net Income/(Loss)	$ (97)	$ (344)	(71.7)

Earnings/(Loss) Per Share
Basic	$ (0.29)	$ (1.03)
Diluted	$ (0.29)	$ (1.03)

Number of Shares Used in Computation
Basic	333	333
Diluted	333	333
* Not Meaningful

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,	Percent
	2010	2009	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	31,024	29,908	3.7
Available seat miles (millions)	38,041	36,883	3.1
Cargo ton miles (millions)	484	471	2.8
Passenger load factor	81.6%	81.1%	0.5 pts
Passenger revenue yield per passenger mile (cents)	13.52	12.70	6.5
Passenger revenue per available seat mile (cents)	11.03	10.30	7.1
Cargo revenue yield per ton mile (cents)	37.25	34.82	7.0
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	12.78	13.05	(2.1)
Fuel consumption (gallons, in millions)	610	609	0.2
Fuel price per gallon (dollars)	2.42	2.17	11.4

Regional Affiliates
Revenue passenger miles (millions)	2,366	2,059	14.9
Available seat miles (millions)	3,215	2,880	11.6
Passenger load factor	73.6%	71.5%	2.1 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	65,300	65,700
Other	13,000	12,300
Total	78,300	78,000
(1)	Excludes $696 million and $675 million of expense incurred related to Regional Affiliates in 2010 and 2009, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended December 31, 2010
Entity Results	RASM1 (cents)	Y-O-Y Change	ASMs2 (billions)	Y-O-Y Change

DOT Domestic	10.85	7.7%	23.1	0.8%
International	11.30	6.1	14.9	7.0
DOT Latin America	12.49	6.5	7.5	8.5
DOT Atlantic	10.00	1.9	5.5	1.6
DOT Pacific	10.46	16.5	2.0	18.5

American Airlines, Inc.	Three Months Ended December 31, 2010
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	82.3	0.6	13.20	6.9%
International	80.5	0.3	14.05	5.7
DOT Latin America	79.8	0.3	15.64	6.1
DOT Atlantic	80.8	(0.3)	12.38	2.3
DOT Pacific	82.0	2.2	12.76	13.4
1 Revenue per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Year Ended December 31,		Percent
	2010	2009	Change
Revenues
Passenger - American Airlines	$ 16,760	$ 15,037	11.5
- Regional Affiliates	2,327	2,012	15.7
Cargo	672	578	16.3
Other revenues	2,411	2,290	5.3
Total operating revenues	22,170	19,917	11.3

Expenses
Wages, salaries and benefits	6,847	6,807	0.6
Aircraft fuel	6,400	5,553	15.3
Other rentals and landing fees	1,418	1,353	4.8
Depreciation and amortization	1,093	1,104	(1.0)
Maintenance, materials and repairs	1,329	1,280	3.8
Commissions, booking fees and credit card expense	976	853	14.5
Aircraft rentals	580	505	14.8
Food service	490	487	0.6
Special charges	-	171	(100.0)
Other operating expenses	2,729	2,808	(2.8)
Total operating expenses	21,862	20,921	4.5

Operating Income (Loss)	308	(1,004)	*

Other Income (Expense)
Interest income	26	34	(23.1)
Interest expense	(823)	(744)	10.7
Interest capitalized	31	42	(25.9)
Miscellaneous – net	(48)	(80)	(40.0)
	(814)	(748)	8.8

Income/(Loss) Before Income Taxes	(506)	(1,752)	(71.1)
Income tax (benefit)	(35)	(284)	*
Net Income/(Loss)	$ (471)	$ (1,468)	(67.9)

Earnings/(Loss) Per Share
Basic	$ (1.41)	$ (4.99)
Diluted	$ (1.41)	$ (4.99)

Number of Shares Used in Computation
Basic	333	294
Diluted	333	294
* Not Meaningful

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Year Ended December 31,		Percent
	2010	2009	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	125,486	122,418	2.5
Available seat miles (millions)	153,241	151,774	1.0
Cargo ton miles (millions)	1,886	1,656	13.9
Passenger load factor	81.9%	80.7%	1.2 pts
Passenger revenue yield per passenger mile (cents)	13.36	12.28	8.7
Passenger revenue per available seat mile (cents)	10.94	9.91	10.4
Cargo revenue yield per ton mile (cents)	35.65	34.91	2.1
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	12.62	12.22	3.2
Fuel consumption (gallons, in millions)	2,481	2,499	(0.7)
Fuel price per gallon (dollars)	2.31	2.01	15.1

Regional Affiliates
Revenue passenger miles (millions)	8,812	8,255	6.7
Available seat miles (millions)	12,179	11,566	5.3
Passenger load factor	72.4%	71.4%	1.0 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	65,525	66,500
Other	12,725	12,400
Total	78,250	78,900
(1)	Excludes $2.7 billion and $2.5 billion of expense incurred related to Regional Affiliates in 2010 and 2009, respectively.

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Year Ended December 31, 2010
Entity Results	RASM1 (cents)	Y-O-Y Change	ASMs2 (billions)	Y-O-Y Change

DOT Domestic	10.80	9.5%	93.2	0.2%
International	11.14	11.8	60.0	2.2
DOT Latin America	11.80	8.1	29.4	3.7
DOT Atlantic	10.58	15.9	23.2	(1.9)
DOT Pacific	10.29	15.7	7.4	9.8
1 Revenue per Available Seat Mile
2 Available Seat Miles

American Airlines, Inc.	Year Ended December 31, 2010
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	82.9	0.4%	13.03	9.0%
International	80.3	2.6	13.88	8.2
DOT Latin America	78.8	2.2	14.97	5.1
DOT Atlantic	81.1	2.7	13.05	12.1
DOT Pacific	83.3	4.2	12.35	9.9

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2010	2009

Total operating expenses	$ 5,558	$ 5,488
Less: Operating expenses incurred related to Regional Affiliates	696	675
Operating expenses excluding expenses incurred related to Regional Affiliates	4,862	4,813
American mainline jet operations available seat miles	38,041	36,883
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.78	13.05

Percent change	(2.1)%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended December 31,
(in millions, except as noted)	2010	2009

Total operating expenses	$ 5,558	$ 5,488
Less: Operating expenses incurred related to Regional Affiliates	696	675
Operating expenses excluding expenses incurred related to Regional Affiliates	4,862	4,813
American mainline jet operations available seat miles	38,041	36,883
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.78	13.05
Less: Impact of special items (cents)	0.07	0.37
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	12.71	12.68

Percent change	0.2%

Less: Fuel cost per available seat mile (cents)	3.87	3.57
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and the cost of fuel (cents)	8.84	9.11

Percent change	(3.0)%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Three Months Ended December 31,
(in cents, except as noted)	2010	2009

Operating expenses per available seat mile	13.38	13.71
Less: Impact of special items	0.07	0.45
Operating expenses per available seat mile, excluding impact of special items	13.31	13.26

Percent change	0.3%

Less: Fuel cost per available seat mile	4.02	3.69
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel	9.29	9.57

Percent change	(2.9)%

American Airlines, Inc. Mainline Jet Operations	Year Ended December 31,
(in millions, except as noted)	2010	2009

Total operating expenses	$ 22,000	$ 21,061
Less: Operating expenses incurred related to Regional Affiliates	2,663	2,509
Operating expenses excluding expenses incurred related to Regional Affiliates	19,337	18,552
American mainline jet operations available seat miles	153,241	151,774
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.62	12.22

Percent change	3.2%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Year Ended December 31,
(in millions, except as noted)	2010	2009

Total operating expenses	$ 22,000	$ 21,061
Less: Operating expenses incurred related to Regional Affiliates	2,663	2,509
Operating expenses excluding expenses incurred related to Regional Affiliates	19,337	18,552
American mainline jet operations available seat miles	153,241	151,774
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	12.62	12.22
Less: Impact of special items (cents)	0.05	0.20
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	12.57	12.02

Percent change	4.6%

Less: Fuel cost per available seat mile (cents)	3.74	3.31
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and the cost of fuel (cents)	8.83	8.71

Percent change	1.3%

AMR Corporation	Year Ended December 31,
(in cents, except as noted)	2010	2009

Operating expenses per available seat mile	13.22	12.81
Less: Impact of special items	0.05	0.22
Operating expenses per available seat mile, excluding impact of special items	13.17	12.59

Percent change	(4.6)%

Less: Fuel cost per available seat mile	3.87	3.40
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel	9.30	9.19

Percent change	1.2%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation Calculation of Net Debt	As of December 31,
(in millions, except as noted)	2010	2009

Current and long-term debt	$ 10,532	$ 11,008
Current and long-term capital lease obligations	605	689
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	5,484	4,395
	16,621	16,092
Less: Unrestricted cash and short-term investments	4,496	4,399
Net Debt	$ 12,125	$ 11,693

Note:  The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended March 31,
(in cents, except as noted)	2011 (Estimate)	2010 (Actual)

Operating expenses per available seat mile, excluding Regional Affiliates	13.12	12.91
Less: Impact of special items	-	0.15
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items	13.12	12.76

Percent change	2.8%

Less: Fuel expense per available seat mile	4.12	3.61
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense	9.00	9.15

Percent change	(1.6)%

AMR Corporation	Three Months Ended March 31,
(in cents, except as noted)	2011 (Estimate)	2010 (Actual)

Operating expenses per available seat mile Less: Impact of special items	13.82 -	13.55 0.14
Operating expenses per available seat mile, excluding impact of special items	13.82	13.41

Percent change	3.0%

Less: Fuel expense per available seat mile	4.31	3.72
Operating expenses per available seat mile, excluding impact of special items and fuel expense	9.51	9.69

Percent change	(1.8)%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Year Ended December 31,
(in cents, except as noted)	2011 (Estimate)	2010 (Actual)

Operating expenses per available seat mile, excluding Regional Less: Impact of special items	13.05 -	12.62 0.05
Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items	13.05	12.57

Percent change	3.8%

Less: Fuel expense per available seat mile	4.23	3.74
Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense	8.82	8.83

Percent change	0.0%

AMR Corporation	Year Ended December 31,
(in cents, except as noted)	2011 (Estimate)	2010 (Actual)

Operating expenses per available seat mile Less: Impact of special items	13.71 -	13.22 0.05
Operating expenses per available seat mile, excluding impact of special items	13.71	13.17

Percent change	4.1%

Less: Fuel expense per available seat mile	4.41	3.87
Operating expenses per available seat mile, excluding impact of special items and fuel expense	9.30	9.30

Percent change	0.0%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corporation	Three Months Ended December 31,
(in millions, per share amounts)	2010	2009

Net Income/(Loss)	(97)	(344)
Less: Impact of special items and non-cash tax item	28	71
Net Income/(Loss), excluding impact of special items and non-cash tax item	(69)	(415)
Earnings/(Loss) Per Share, excluding impact of special items and non-cash tax item
Basic	(.21)	(1.25)
Diluted	(.21)	(1.25)

AMR Corporation	Year Ended December 31,
(in millions, except per share amounts)	2010	2009

Net Income/(Loss)	(471)	(1,468)
Less: Impact of special items and non-cash tax item	(82)	(107)
Net Income/(Loss), excluding impact of special items and non-cash tax item	(389)	(1,361)
Earnings/(Loss) Per Share, excluding impact of special items and non-cash tax item
Basic	(1.17)	(4.63)
Diluted	(1.17)	(4.63)

Note: The Company believes income excluding special items (and the non-cash tax item) assists investors in understanding the impact of special items on the Company’s operations.

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Current AMR Corp. releases can be accessed on the Internet.
The address is http://www.aa.com